UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2024

PIONEER NATURAL RESOURCES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Hidden Ridge

Irving, Texas 75038

(Address of principal executive offices and zip code)

(972) 444-9001

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	PXD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensation and Leadership Development Committee Actions

Long-Term Incentive Plan Program Awards.

On February 7, 2024, the Compensation and Leadership Development Committee of the Board of Directors of Pioneer Natural Resources Company, a Delaware corporation (“Pioneer”), approved the following awards of time-based restricted stock units (“RSUs”) under Pioneer’s Amended and Restated 2006 Long-Term Incentive Plan to Neal H. Shah, Mark S. Berg, and J.D. Hall (referred to in this report as “NEOs”):

NEO	Number of RSUs Awarded
Neal H. Shah	15,066
Mark S. Berg	11,521
J.D. Hall	11,521

The time-based restricted stock unit awards will vest ratably over three years, provided the officer remains employed with Pioneer through each vesting date. The NEOs’ equity award agreements governing the time-based restricted stock unit awards provide for a double trigger acceleration of vesting; that is, the awards will not automatically accelerate upon a change in control and a pro-rata portion will vest prior to the scheduled vesting date only if both a change in control and a qualifying termination event occur. In addition, the NEOs’ RSU award agreements provide for certain favorable vesting terms upon a qualifying termination event occurring without a change in control.

The foregoing description of the time-based restricted stock unit awards is qualified in its entirety by the full text of the Restricted Stock Unit Award Agreement, which is furnished herewith as Exhibit 10.1 and is incorporated into this Item 5.02 by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On February 7, 2024, Pioneer held a virtual only special meeting of Pioneer stockholders (the “Special Meeting”) in connection with the proposed transaction with Exxon Mobil Corporation, a New Jersey corporation (“ExxonMobil”). As of January 5, 2024, the record date for the Special Meeting, there were 233,623,121 shares of Pioneer common stock, par value $0.01, issued and outstanding and entitled to vote.

At the Special Meeting, the Pioneer stockholders:

1.	Adopted the Agreement and Plan of Merger, dated October 10, 2023, by and among Pioneer, ExxonMobil and SQPR, LLC, a Delaware limited liability company (the “Merger Agreement”), by the following vote:

For	Against	Abstain	Broker Non-Votes
176,271,222	1,000,023	985,149	0

2.

Failed to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Pioneer’s named executive officers that is based on or otherwise related to the transactions contemplated by the Merger Agreement (the “Advisory Compensation Proposal”), by the following vote:

For	Against	Abstain	Broker Non-Votes
55,343,737	121,671,659	1,240,998	0

The consummation of the transactions contemplated by the Merger Agreement is not conditioned on the approval of the Advisory Compensation Proposal and remains subject to regulatory clearance and other closing conditions set forth in the Merger Agreement.

Item 7.01	Regulation FD Disclosure

On February 7, 2024, Pioneer issued a press release regarding the results of the Special Meeting. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

Item 9.01.	Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement between Pioneer and certain executive officers of Pioneer with respect to annual awards made under Pioneer’s 2006 Long-Term Incentive Plan, commencing in 2024.

99.1	Press Release, dated February 7, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Christopher L. Washburn
Christopher L. Washburn
Vice President and Chief Accounting Officer

Date:	February 8, 2024